                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                   THE LGL GROUP, INC., A DELAWARE CORPORATION
                                       AND
                   THE LGL GROUP, INC., AN INDIANA CORPORATION

      AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"),  dated as of August
28, 2007, between The LGL Group, Inc. ("LGL Delaware"),  and The LGL Group, Inc.
an Indiana corporation ("LGL Indiana"),  pursuant to Section 253 of the Delaware
General  Corporation Law (the "DGCL") and Sections  23-1-38.5-5 and 23-1-40-7 of
the Indiana Business Corporation Law (the "IBCL").

                              W I T N E S S E T H:

      WHEREAS, LGL Delaware is a corporation duly organized and in good standing under the laws of the State of Delaware;

      WHEREAS,  LGL Indiana is a corporation duly organized and in good standing under the laws of the State of Indiana;

      WHEREAS, the Board of Directors of LGL Delaware and the Board of Directors
of LGL Indiana have determined that it is advisable and in the best interests of each of them that LGL Indiana  merge with and into LGL  Delaware  upon the terms and subject to the conditions herein provided;

      NOW,  THEREFORE,  in consideration of the mutual  agreements and covenants set forth herein, the parties hereto agree as follows:

      ARTICLE 1:  MERGER.  Upon the filing of a  Certificate  of  Ownership  and
Merger with the  Secretary of State of the State of Delaware and the Articles of
Merger  with the  Secretary  of State of the State of  Indiana  (the  "Effective
Time"),  LGL Indiana shall be merged (the  "Merger") with and into LGL Delaware, and LGL Delaware  shall be the  corporation  surviving  the Merger  (hereinafter referred to as the "Surviving Corporation").

      ARTICLE 2: DIRECTORS,  OFFICERS AND GOVERNING DOCUMENTS.  The directors of the  Surviving  Corporation  from and  after  the  Effective  Time  shall be the directors of LGL Indiana  immediately  prior to the Effective Time. The officers of the Surviving  Corporation  immediately after the Effective Time shall be the officers of LGL Indiana  immediately prior to the Effective Time. These officers
and  directors   shall  hold  office  in  accordance  with  the  Certificate  of
Incorporation  and By-Laws of the  Surviving  Corporation.  After the  Effective
Time, the existing Certificate of Incorporation and By-Laws of LGL Delaware,  in
the forms  attached  hereto as Annex A and B, shall  remain the  Certificate  of
Incorporation and By-Laws of the Surviving Corporation.

      ARTICLE 3: NAME.  The name of the  Surviving  Corporation  shall be: The
LGL Group, Inc.

      ARTICLE  4:  EFFECT OF MERGER  ON SHARES OF STOCK OF LGL  INDIANA.  At the
Effective  Time,  each share of common  stock,  $0.01 par value,  of LGL Indiana outstanding  immediately prior to the Effective Time shall be converted into and become one share of common stock, $0.01 par value, of the Surviving Corporation.
At the  Effective  Time,  each  issued  and  outstanding  share  of stock of LGL
Delaware shall be canceled, without the payment of consideration therefor.

      ARTICLE 5:  EFFECT OF THE  MERGER.  The  Merger  shall have the effect set forth in Section 259 of the DGCL.

      ARTICLE 6: APPROVAL.  The Plan of Merger herein made and approved shall be submitted to the  shareholders of LGL Indiana and  stockholders of LGL Delaware, respectively,  for their approval in the manner  prescribed by the provisions of the IBCL and the provisions of the DGCL.

      ARTICLE 7:  AUTHORIZATION.  The Board of Directors and the proper officers of LGL  Indiana  and of the  Surviving  Corporation,  respectively,  are  hereby authorized,  empowered,  and directed to do any and all acts and things,  and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger provided for herein.

      ARTICLE 8: FURTHER ASSURANCES.  From time to time, as and when required by the  Surviving  Corporation  or by its  successors  and assigns,  there shall be
executed  and   delivered  on  behalf  of  LGL  Indiana  such  deeds  and  other instruments,  and there  shall be taken or  caused to be taken by the  Surviving
Corporation  all such  further and other  actions,  as shall be  appropriate  or necessary in order to vest, perfect or confirm in the Surviving  Corporation the title to and possession of all property,  interests, assets, rights, privileges, immunities,  powers and authority of LGL Indiana, and otherwise to carry out the purposes of this Merger  Agreement.  The officers and directors of the Surviving
Corporation are fully authorized, on behalf of the Surviving Corporation and LGL
Indiana, to take any and all such actions and to execute and deliver any and all such deeds, documents and other instruments.

             [The remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned have executed this Merger Agreement as of the date first above written.

                                THE LGL GROUP, INC.
                                an Indiana corporation

                                By: /s/ Jeremiah M. Healy
                                    -------------------------------------------
                                    Name:  Jeremiah M. Healy
                                    Title: President and Chief Executive Officer

                                THE LGL GROUP, INC.
                                a Delaware corporation

                                By: /s/ Steve Pegg
                                    --------------------------------------------
                                    Name:  Steve Pegg
                                    Title: Vice President and Chief Financial
                                           Officer